UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under § 240.14a–12

180 DEGREE CAPITAL CORP.
(Name of registrant as specified in its charter)

MARLTON PARTNERS, L.P.
MARLTON PARTNERS GP, LLC
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[  ]    Fee paid previously with preliminary materials.
[  ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Martlon Partners, L.P., together with the other participants named herein (collectively, “Marlton”), intends to file with the Securities and Exchange Commission a preliminary proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming 2025 annual meeting of shareholders of 180 Degree Capital Corp., a New York corporation (the “Issuer”).

On February 11, 2025, Marlton and its affiliates issued the following press release and public letter to shareholders:
Marlton Partners Expresses Concern About the Proposed Merger of 180 Degree Capital Corp. and Mount Logan

Highlights Key Terms and Departures from Shareholder Interests

Questions Process and Motivations of 180 Degree Capital Corp.’s Board of Directors’ Cavalier Rejection of the Alternative Source Capital Proposal

Highlights Need for Transparency from the TURN Board and a Fair Process to Allow Shareholders to Determine the Right Path Forward

CHICAGO, February 11, 2025 -- Marlton Partners L.P. (together with its affiliates and group members, “Marlton” or “we”), beneficial owners of approximately 4.6% of the outstanding stock of 180 Degree Capital Corp. (NASDAQ: TURN)(the “Company”), today issued the following statement expressing its concern about TURN’s definitive merger agreement with Mount Logan Capital Inc. (Cboe Canada: MLC) (“Mount Logan”) and the TURN Board of Directors’ (the “Board”) failure to engage with Source Capital (NYSE: SOR)(“Source”) regarding its January 24 merger proposal.

As we await review of the Preliminary Proxy, we are deeply concerned by TURN’s definitive merger agreement with Mount Logan.1

First, TURN’s Board and management are asking shareholders to approve a fundamental transformation – converting TURN from a closed-end fund regulated under The Investment Company Act of 1940 (the “’40 Act”) into an alternative asset and insurance solutions company. In doing so, TURN will diverge from the corporate structure and strategy in which current shareholders invested while also stripping away crucial retail investor protections provided by the ’40 Act structure.

Second, the Board has failed to provide shareholders an option to tender at net asset value (NAV), the most basic safeguard for shareholders in transactions of this nature, and one provided in almost every recent comparable deal in this space. When coupled with TURN’s prolonged underperformance and total transformation of corporate structure, it makes not providing shareholders the option to receive cash at NAV even more unacceptable.

Further, the Board’s cavalier rejection of the potentially superior January 24, 2025 merger proposal from Source Capital (“Source”) 2 – which valued TURN at 101% of NAV – without ever engaging in a single discussion with Source, brings into question the process and motivations of the Board. If the Board were truly focused on maximizing shareholder value, it would have engaged with Source to meaningfully evaluate its proposal as a credible potential suitor.

The refusal to even speak with Source raises questions about whose interests are truly being served in this process. Could it be because TURN’s management will continue employment with Mount Logan?3 Given these developments, there are legitimate concerns about whether the Special Committee overseeing the transaction acted with an appropriate level of diligence and impartiality. TURN shareholders deserve a transparent process run by a board that takes its fiduciary duty seriously, and that prioritizes maximizing value rather than advancing a predetermined outcome.

Shareholders should have the option to tender at NAV to realize the full and fair value of their investment, rather than being locked into a new complicated structure. Shareholders should also insist on transparency around the Board’s initial process that led to the Mount Logan proposal as well as how they determined – again, without any engagement with Source – that the Source proposal was not and would not reasonably become a superior transaction for shareholders.

We remain confident in the value of TURN, but are disappointed and seriously concerned about how the Board is approaching its duties to its shareholders. TURN’s future should not be dictated by a transaction that offers investors no choice for NAV while also stripping away critical 1940 Act protections.

Marlton has nominated three highly qualified and independent candidates – James Elbaor, Gabi Gliksberg and Aaron Morris – for election to the TURN Board of Directors at the Company’s 2025 Annual General Meeting of Shareholders. The firm also issued a letter to all TURN shareholders highlighting TURN’s underperformance and steep discount to NAV, the full text of which can be found here.

1 180 Capital – Mount Logan Definitive Merger Agreement
2 Source Capital January 24 Merger Proposal Announcement
3 Mount Logan Capital + 180 Degree Capital Corp Strategic Combination Presentation - Slide 7

About Marlton Partners L.P.
Marlton Partners L.P. is a Chicago-based, privately held investment firm led by James C. Elbaor. The firm has a proven track record of success in investing in closed-end funds and acquires significant ownership positions in other assets where it believes long-term value can be enhanced through active ownership. Mr. Elbaor holds a B.A. from New York University and an M.B.A. from Columbia University. For more information about Marlton Partners L.P., please visit https://MarltonLLC.com.

DISCLAIMER
This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marlton Partners L.P., a Delaware limited partnership (“Marlton Partners”), together with the other Participants named herein, intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of 180 Degree Capital Corporation, a New York corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Marlton Partners, Marlton Partners GP, LLC, Marlton, LLC, James C. Elbaor, Aaron T. Morris, Gabriel D. Gliksberg, ATG Fund II, LLC, ATG Capital Management, LLC (collectively, the “Participants”).

As of the date hereof, Marlton Partners is the beneficial owner of 122,752 shares of common stock, par value $0.03, of the Company (the “Common Shares”). Marlton Partners GP, LLC, a Delaware limited liability company (“Marlton GP”) is the general partner of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 122,752 Common Shares beneficially owned by Marlton Partners. Marlton, LLC, a Delaware limited liability company (“Marlton”) is the investment manager of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 122,752Common Shares beneficially owned by Marlton Partners. Mr. Elbaor is the President of Marlton and, by virtue of that relationship, may be deemed to beneficially own the 122,752Common Shares beneficially owned directly by Marlton. ATG Fund II LLC, a Delaware limited liability company (“ATG Fund II”) is the beneficial owner of 300,004 Common Shares. ATG Capital Management, LLC, a Delaware limited liability company (“ATG Management”), is the managing member of ATG Fund II and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Fund II. Mr. Gliksberg is the managing member of ATG Management and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Management. Mr. Gliksberg also owns 28,042 Common Shares in his individual capacity. As of the date hereof, Mr. Morris is the beneficial owner of 10,670 Common Shares. As of the date hereof, the Participants may be deemed to collectively beneficially own 461,468 Common Shares.

Media Contact:
ASC Advisors
Taylor Ingraham (203 992 1230)
tingraham@ascadvisors.com

Investors Contact:
James C. Elbaor (214-405-4141)
James@marltonllc.com

InvestorCom LLC
John Glenn Grau (203-972-9300)
info@investor-com.com
proxy@investor-com.com